UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2010

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600

San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Principal Officer

On May 12, 2010, GeoPetro Resources Company appointed Paul D. Maniscalco as the interim Chief Financial Officer and the interim Principal Accounting Officer of the Company, effective as of such date.  Mr. Maniscalco, age 41, has been serving as a Principal with the KLM Financial Group, an accounting and business advisory services firm since 2006.  Prior to joining the KLM Financial Group, Mr. Maniscalco was a Senior Audit Manager with Sherb & Co., LLP.  Mr. Maniscalco has Big 4 as well as regional CPA firm background and is experienced in financial statement preparation, SEC reporting, corporate governance, financial analysis and due diligence.

The material terms of Mr. Maniscalco’s interim advisory services agreement include compensation for services provided based on an hourly rate of pay as well as reimbursement for out-of-pocket direct expenses.  Mr. Maniscalco will be reporting directly to Mr. Stuart J. Doshi, the Company’s President, Chief Executive Officer and Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: May 17, 2010	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman